[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]




							May 30, 1996



Quad Systems Corporation
Two Electronic Drive
Horsham, PA   19044

		Re:	Shares of Common Stock of Quad Systems Corporation
to be Issued Pursuant to the Quad Systems
Corporation 1993 Stock Option Plan

Ladies and Gentlemen:

		We have acted as counsel to Quad Systems Corporation (the "Company") in connection with the Company's 1993 Stock
Option Plan, as amended (the "Plan"), and the registration and issuance of up to 300,000 additional shares of the Company's common stock, par value $0.001 per share (the "Shares") issuable under the Plan pursuant to the terms thereof.

		In rendering our opinion, we have assumed that a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares. We have also reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

		Based upon the foregoing, we are of the opinion that the 300,000 additional shares covered by the Plan, when issued by the Company to the purchasers of the Shares in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

		We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

						Very truly yours,


						/s/ Ballard Spahr Andrews & Ingersoll












Quad Systems Corporation
May 30, 1996
Page 2